Exhibit 99.3

WESTMORELAND RESOURCE PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction
Unaudited pro forma condensed consolidated balance sheet as of June 30, 2015
Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014
Notes to unaudited pro forma condensed consolidated financial statements

Introduction to the unaudited pro forma condensed consolidated financial statements of Westmoreland Resource Partners, LP
The unaudited pro forma condensed consolidated financial statements present the impact on Westmoreland Resource Partners, LP’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to the acquisition of Westmoreland Kemmerer LLC (formerly Westmoreland Kemmerer, Inc.) (“Kemmerer”) from Westmoreland Coal Company (“Westmoreland”) pursuant to the Purchase and Sale Agreement dated as of July 31, 2015 (the “Kemmerer PSA”) with an effective date for accounting purposes of August 1, 2015.
Pursuant to the Kemmerer PSA, the Partnership acquired an 100% ownership interest in Kemmerer, which owns mining operations and associated processing facilities, which are located in Lincoln County, Wyoming near Kemmerer, Wyoming.
The aggregate consideration paid by the Partnership to acquire Kemmerer was $230 million, consisting of approximately $115 million in cash, which was funded with borrowings under the Partnership’s existing credit facility and $115 million of Series A convertible units of Westmoreland Resource Partners, LP valued at $115 million. The Partnership's credit facility provides for a delayed draw of $120 million. Borrowings under the credit facility bears interest at a variable rate per annum equal to, at our option, the London Interbank Offered Rate (as defined in the credit facility) (“LIBOR”) (floor of 0.75% plus 8.5%) or the Reference Rate (as defined in the credit facility). As of December 31, 2014 and June 30, 2015, the credit facility had a cash interest rate of 9.25%, consisting of the LIBOR floor (0.75%) plus 8.5%, respectively.
The credit facility also provides for “PIK Interest” (paid-in-kind interest as defined in the credit facility) at a variable rate per annum between 1.00% and 3.00% based on our total net leverage ratio (as defined in the credit facility). The rate of PIK Interest is recalculated on a quarterly basis with the PIK Interest added quarterly to the then-outstanding principal amount of the term loan under the credit facility.
The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 and unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of the Kemmerer.
The unaudited pro forma condensed consolidated balance sheet has been prepared as if Kemmerer was acquired on June 30, 2015. The unaudited pro forma condensed consolidated statement of operations have been prepared as if Kemmerer was acquired on January 1, 2015, in the case of the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015, and January 1, 2014, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2 — Pro forma adjustments.
The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) Kemmerer's historical financial statements set forth in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K as of and for the six months ended June 30, 2015 (unaudited) and as of and for the year ended December 31, 2014; (ii) the Partnership’s unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015, as filed with the Securities and Exchange Commission (“SEC”); and (iii) the Partnership’s audited historical consolidated financial statements as of and for the year ended December 31, 2014 as filed with the Securities and Exchange Commission.
The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of Kemmerer by the Partnership.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired Kemmerer on the dates indicated, nor are they indicative of the future operating results of the Partnership.

WESTMORELAND RESOURCE PARTNERS SUCCESSOR
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2015
(in thousands)
	WMLP Historical	Kemmerer Historical	Pro Forma Adjustments Eliminations	Pro Forma Adjustments Other		WMLP Pro Forma

		(a)	(b)	(c)
ASSETS
Current assets:
Cash and cash equivalents	$12,766	$99	$—	120,000	[c]	$14,727
				(115,000)	[c]
				(3,138)	[e]
Accounts receivable:
Trade	14,020	11,471	—	(1,121)	[d]	24,370
Other	—	97	—	—		97
Total accounts receivable	26,786	11,667	—	741		39,194
Inventories	14,870	11,370	—	—		26,240
Deferred income taxes	—	856	(856)	—		—
Prepaid expenses	2,264	1,449	—	—		3,713
Total current assets	43,920	25,342	(856)	741		69,147
Property, plant and equipment, at costs:
Land and mineral rights	75,794	21,301	—	—		97,095
Plant and equipment	134,291	124,529	—	—		258,820
	210,085	145,830	—	—		355,915
Less accumulated depreciation, depletion and amortization	(19,170)	(43,772)	—	—		(62,942)
Net property, plant and equipment	190,915	102,058	—	—		292,973
Advance coal royalties	10,645	—	—	—		10,645
Restricted investments and bond collateral	8,307	25,271	—	—		33,578
Intangible assets, net of accumulated amortization	29,967	—	—	—		29,967
Deferred income taxes	—	16,075	(16,075)			—
Other non-current assets	6,195	—	—	3,138	[e]	9,333
Total assets	$289,949	$168,746	$(16,931)	$3,879		$445,643

WESTMORELAND RESOURCE PARTNERS SUCCESSOR
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2015
(in thousands)
	WMLP Historical	Kemmerer Historical	Pro Forma Adjustments Eliminations	Pro Forma Adjustments Other		WMLP Pro Forma

		(a)	(b)
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Current installments of long-term debt	$6	$2,574	$—	$—		$2,580
Accounts payable and accrued expenses:
Trade	20,392	11,873	—	(1,121)	[d]	31,144
Deferred revenue	—	—	—	—		—
Production taxes	903	15,451	—	—		16,354
Accrued compensation	767	—	—	—		767
Postretirement medical benefits	—	436	(436)	—		—
Asset retirement obligation	11,547	2,691	—	—		14,238
Other current liabilities	1,382	—	—	—		1,382
Total current liabilities	34,997	33,025	(436)	(1,121)		66,465
Long-term debt, less current installments	175,864	8,797	—	120,000	[c]	304,661
Postretirement medical costs, less current portion	—	62,566	(62,566)	—		—
Pension obligations	—	17,557	(17,557)	—		—
Asset retirement obligation, less current portion	21,339	16,770	—	—		38,109
Warrants	1,504	—	—	—		1,504
Other liabilities	1,020	210	—	—		1,230
Total liabilities	234,724	138,925	(80,559)	118,879		411,969
Partners capital (deficit):
Net sponsor investment	—	29,439	63,628	(93,067)	[c]	—
Limited partner units	21,863	—	—	—		21,863
Class A convertible limited partner units	—	—	—	46,534	[c]	46,534
General partner units	33,362	—	—	(68,467)	[c]	(35,105)
Accumulated other comprehensive income	—	382	—	—		382
Total partners' capital	55,225	29,821	63,628	(115,000)		33,674
Total liabilities and partners' capital (deficit)	$289,949	$168,746	$(16,931)	$3,879		$445,643

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTMORELAND RESOURCE PARTNERS SUCCESSOR
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015
(in thousands)
	WMLP Historical	Kemmerer Historical	Pro Forma Adjustments Other		WMLP Pro Forma

		(a)
Revenues:
Coal revenues	$116,786	$79,041	$—		$195,827
Royalty revenues	3,521	—	(3,445)	[d]	76
Non-coal revenues	6,775	—	—		6,775
Total Revenues	127,082	79,041	(3,445)		202,678
Costs and expenses:
Cost of coal revenues (excluding depreciation, depletion and amortization)	101,517	62,973	(3,445)	[d]	158,128
			(2,917)	[g]
Cost of non-coal revenues	3,390	—	—		3,390
Depreciation, depletion and amortization	19,743	9,067	—		28,810
Selling and administrative	5,613	3,230	—		8,843
Loss on sale/disposal of assets	1,685	16	—		1,701
Other operating expenses	—	4	—		4
Restructuring charges	656	—	—		656
Total cost and expenses	132,604	75,290	(6,362)		201,532
Operating income (loss)	(5,522)	3,751	2,917		1,146
Other (expense) income:
Interest expense	(11,652)	(291)	(7,378)	[f]	(19,321)
Interest income	—	520	—		520
Change in fair value of warrants	477	—	—		477
Other	—	222	—		222
Total other expenses	(11,175)	451	(7,378)		(18,102)
Net income (loss) before income taxes	(16,697)	4,202	(4,461)		(16,956)
Income tax expense	—	(338)	338	[b]	—
Net (loss) income	(16,697)	3,864	(4,123)		(16,956)
Less net (loss) income allocated to general partner	(103)	3,864	(14)		3,747
Net income (loss) income allocated to limited partners	$(16,594)	$—	$(4,109)		$(20,703)
Limited partners' net income (loss) per unit (basic and diluted)
Common units	$(2.82)				$(0.98)
Series A convertible common units	$—				$(0.98)
Weighted average number of units used in computation of limited partners' net income (loss per unit (basic and diluted)
Common units	5,878,187				5,878,187
Series A convertible common units	—				15,251,989
Limited partners' net income (loss) per unit (diluted)
Common units	$(2.82)				$(0.98)
Series A convertible common units	$—				$(0.98)
Weighted average number of units used in computation of limited partners' net income (loss per unit (diluted)
Common units	5,878,187				5,878,187
Series A convertible common units	—				15,251,989

WESTMORELAND RESOURCE PARTNERS SUCCESSOR
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(in thousands)
	WMLP Historical	Kemmerer Historical	Pro Forma Adjustments Other		WMLP Pro Forma

Revenues:
Coal revenues	$295,662	$170,508	$—		$466,170
Royalty revenues	284	—	—		284
Non-coal revenues	26,317	—	—		26,317
Total Revenues	322,263	170,508	—		492,771
Costs and expenses:
Cost of coal revenues (excluding depreciation, depletion and amortization)	258,575	118,691	(4,627)	[g]	372,639
Cost of non-coal revenues	1,700	—	—		1,700
Depreciation, depletion and amortization	39,315	16,912	—		56,227
Selling and administrative	20,510	5,335	—		25,845
Loss on sale/disposal of assets	(218)	309	—		91
Restructuring charges	2,858	—	—		2,858
Total cost and expenses	322,740	141,247	(4,627)		459,360
Operating income (loss)	(477)	29,261	4,627		33,411
Other (expense) income:
Interest expense	(27,787)	(333)	(14,866)	[f]	(42,986)
Interest income	4	429	—		433
Loss gain on debt extinguishment	(1,123)	—	—		(1,123)
Change in fair value of warrants	822	—	—		822
Other	—	254	—		254
Total other expenses	(28,084)	350	(14,866)		(42,600)
Net income (loss) before income taxes	(28,561)	29,611	(10,239)		(9,189)
Income tax expense	—	(4,292)	4,292	[b]	—
Net (loss) income	(28,561)	25,319	(5,947)		(9,189)
Less net loss attributable to noncontrolling interest	1,270	—	—		1,270
Net loss attributable to WMLP unitholders	(27,291)	25,319	(5,947)		(7,919)
Less net (loss) income allocated to general partner	(103)	25,319	(21)		25,195
Net income (loss) income allocated to limited partners	$(27,188)	$—	$(5,926)		$(33,114)
Limited partners' net income (loss) per unit (basic and diluted)
Common units	$(13.09)				$(1.91)
Series A convertible common units	$—				$(1.91)
Weighted average number of units used in computation of limited partners' net income (loss per unit (basic)
Common units	2,076,346				2,076,346
Series A convertible common units	—				15,251,989

Notes to the unaudited pro forma condensed consolidated financial statements of
Westmoreland Resource Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Kemmerer. The unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of Kemmerer, which is described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the Kemmerer acquisition on the unaudited pro forma condensed consolidated financial position.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared (i) as if the acquisition of Kemmerer occurred on January 1, 2014, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014, (ii) as if the acquisition of Kemmerer occurred on January 1, 2015, in the case of the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2015, and (iii) as if the acquisition of Kemmerrer occurred on June 30, 2015, in the case of the unaudited pro forma condensed consolidated balance sheet:

a.	Reflects 100% of the historical results of Kemmerer

b.
The exclusion of post-retirement medical benefits obligations, pension obligations and the related deferred income tax assets and liabilities, which were not contributed as part of the transaction. The assumption exists that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes.

c.
The acquisition of Kemmerer by the Partnership with a preliminary fair value of approximately $230 million, including the payment of approximately $115 million of cash which was funded from $120 million of borrowings under the Partnership’s credit facility and the issuance of 15,251,989 Series A convertible units of Westmoreland Resource Partners, LP. The excess of cash and unit consideration paid over historical net book value of the assets acquired and liabilities assumed is recorded as a decrease to partners’ capital.

d.	To reflect the elimination of transactions between the Partnership and Kemmerer.

e.	To reflect capitalize cost incurred in connection with borrowings under the Partnership's credit facility.

f.
The inclusion of cash interest expense on the Partnership’s approximately $120 million of borrowings under the Partnership’s credit facility, which bear cash interest at a variable rate of 9.25% and paid-in-kind ("PIK") interest at a variable rate of 3.00% at June 30, 2015.

g.	The exclusion of post-retirement medical benefits expense and pension expense.
3. Pro forma net income (loss) per limited common and general partner unit
Net income (loss) is allocated to the general partner and the limited partners (common and Series A convertible unit holders) in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner. Basic and diluted net income (loss) per limited partner common unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of outstanding limited partner common units during the period.
Unvested share-based payment awards that contain non-forfeitable rights to distributions (whether paid or unpaid) are classified as participating securities and are included in our computation of basic and diluted net income per limited partner unit.
We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of our agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
The two-class method does not impact our overall net income or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.